Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-171781, 333-152010, 333-133968), pertaining to the 2003 Israeli Share Option Plan, of our report dated March 22, 2012, with respect to the consolidated financial statements of the Company and its subsidiaries included in this Annual Report on Form 20-F for the year ended December 31, 2011.

Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
March 22, 2012	A member of Ernst & Young Global